Settlement Agreement Between
Monarch Media, LLC and 4Cable TV International, Inc.
of contract dated April 1st, 2014

This letter dated February 11, 2015 reflects the terms and conditions of our settlement agreement and subsequent termination between Monarch Media, LLC and 4Cable TV International, Inc.:

Cash due $11,925.00 due and payable as follows:

Wire of $6,000.00 due on or before February 11, 2015 (see wire instructions below)

Wires of $1,000.00 due March 1st, 2015
$1000.00 due April 1st, 2015
$1000.00 due May 1st, 2015
$1,000.00 due June 1st, 2015
$1,000.00 due July 1st, 2015
$925.00 due August 1st, 2015
or can be paid in full anytime prior to August 1, 2015

Wiring Instructions

Issuance of 1 million shares of 4Cable TV International, Inc. common stock on or before Friday, February 13th, 2015 and issuance of 1 million shares of 4Cable TV International, Inc. common stock on or before August 13th, 2015. Please mail certificates to:

Monarch Media, LLC
11445 East Via Linda Ste. 2-232
Scottsdale, Arizona 85259

This settlement agreement fulfills, settles, and terminates the aforementioned contract between Monarch Media, LLC and 4Cable TV International, Inc.

_______________________________                                                                                     _______________________________
Vincent Zaldivar, Managing Member                                                                                             Steve Richey, President
Monarch Media, LLC                                                                                                                         4Cable TV, Inc.